Exhibit 4.3

AMENDMENT AND JOINDER TO LOAN DOCUMENTS

THIS AMENDMENT AND JOINDER TO LOAN DOCUMENTS (this “Joinder”) dated as of July 28, 2022, is made by and among MAVERICK LIFESTYLE INC., a Nevada corporation (the “New Borrower”), MAVERICK COLLECTIVE INC., a Delaware corporation, MVRK TOBACCO MANUFACTURING LLC, a North Carolina limited liability company, MVRK TOBACCO IMPORTERS LLC, a North Carolina limited liability company, MVRK RESEARCH LLC, a North Carolina limited liability company, MVRK FARMS LLC, a Delaware limited liability company, GREENER & WILDER LLC, a North Carolina limited liability company, MVRK DISTRIBUTION LLC, a North Carolina limited liability company, MVRK HOLDINGS LLC, a North Carolina limited liability company, MVRK DISTRO LLC, a Delaware limited liability company, NORTH CAROLINA TOBACCO MANUFACTURING LLC, a Delaware limited liability company, NORTH CAROLINA TOBACCO IMPORTERS, LLC, a North Carolina limited liability company, and 21ST CENTURY BRANDS DISTRIBUTING LLC, a Delaware limited liability company (jointly and severally, the “Existing Borrowers”; the Existing Borrowers and the New Borrower are collectively referred to as the “Borrowers”), and BH GROUP, LLC, a Wyoming limited liability company (together with its successors and assigns, the “Lender”).

WHEREAS, on or about March 5, 2020, the Lender extended a loan in the principal amount of $9,750,000 (the “Loan”) to the Existing Borrowers, as evidenced by that Secured Promissory Note in the original principal amount of the Loan (as amended, restated, supplemented or otherwise modified, the “Note”); and

WHEREAS, the Loan is secured by certain Collateral (as such term is defined in the Note), including, but not limited to substantially all of the assets of MaVeRicK Collective, Inc. (“Holding Company”), MVRK Tobacco Manufacturing, LLC (“Equipment Company”), MVRK Farms LLC (“Farms”), and the other Existing Borrowers; and

WHEREAS, Holding Company desires to assign all of the membership interests of Equipment Company and Farms (the “Assignment”) to the New Borrower pursuant to one or more Assignment Agreements by and among, as applicable, the Holding Company, the Equipment Company, Farms, and the New Borrower; and

WHEREAS, the Assignment is not permitted pursuant to the terms of the Loan Documents without the Lender’s prior consent; and

WHEREAS, Lender will not consent to the Assignment unless and until, among other things, the New Borrower becomes a party to the Security Agreement and other Loan Documents as a Borrower and Debtor, on a joint and several basis, as provided herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE ONE

DEFINITIONS; REPRESENTATIONS AND WARRANTIES

Section 1.1 Terms Defined.

Unless otherwise defined or modified herein, capitalized terms used herein shall have the respective meanings given in the Note.

As used herein, “Loan Documents” means, collectively, (i) the Note, (ii) a Security Agreement dated as of March 5, 2020, by and among the Existing Borrowers and the Lender (as amended or supplemented, the “Security Agreement”), and (iii) a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by MVRK Holdings LLC, securing the Existing Borrowers’ obligations under the Note (as amended or supplemented, the “Mortgage”).

Section 1.2 Representations and Warranties of the Borrowers.

Each Borrower represents, warrants, and covenants to the Lender as follows:

(a) Except as the same may be qualified by any attachment hereto, the representations, warranties and covenants of the Borrowers made in the Loan Documents remain true and accurate and are hereby incorporated in this Joinder by reference and reaffirmed as of the date hereof.

(b) New Borrower warrants to and covenants with Lender that, as of the date hereof, that this Joinder constitutes New Borrower’s binding obligation to Lender and, together with the Note and other Loan Documents, is fully enforceable against New Borrower in accordance with their respective terms, except as may be limited by general principles of equity or by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting rights of creditors generally; and that New Borrower’s execution of this Joinder shall not constitute a breach or default in any material respect of any material agreement of New Borrower with any other person or entity.

(c) The execution, delivery and performance of this Joinder (i) are within the power and authority of each Borrower, (ii) have been duly authorized by all corporate and limited liability company action of each Borrower, and (iii) are not in contravention of law, such Borrower’s Articles or Certificate of Incorporation, Articles of Formation, By-laws, Operating Agreement or the terms of any other documents, agreements or undertakings to which a Borrower is party or by which a Borrower is bound. No approval of any person, corporation, governmental body or other entity not provided herewith is a prerequisite to the execution, delivery and performance by any Borrower of this Joinder, to ensure the validity or enforceability thereof.

(d) The Borrowers warrant to and covenant with Lender that, as of the date hereof, the Borrowers have no claims or setoffs against Lender pursuant to the Note, other Loan Documents, or otherwise; that this Joinder constitutes the Borrowers’ binding obligation to Lender and, together with the Note and other Loan Documents, is fully enforceable against Borrowers in accordance with their respective terms, except as may be limited by general principles of equity or by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting rights of creditors generally; and that Borrowers’ execution of this Joinder shall not constitute a breach or default in any material respects of any material agreement of Borrowers with any other person or entity.

ARTICLE TWO

AMENDMENT; JOINDER; CONSENT

Section 2.1 Joinder of New Borrower.

(a) Immediately upon satisfaction of the conditions in Article Three below, New Borrower joins the Note and the other Loan Documents, and becomes a “Borrower,” “Grantor,” and “Debtor” thereunder, as applicable, with all rights and obligations thereof, as if it had signed each of the Note and other Loan Documents, and agrees to be bound to pay and perform the obligations thereunder, or on a joint and several basis with any Existing Borrower named therein. From and after the date hereof, any reference in any Note or any other Loan Document to “Borrower,” “Grantor,” or “Debtor” (in each case, either singular or plural) shall be deemed to include a reference to New Borrower.

(b) New Borrower further acknowledges and agrees that it grants Lender a continuing security interest, to secure the obligations, in all Collateral owned by it, wherever located and whether now owned or hereafter acquired (including, without limitation, any ownership interests in any other Borrower held by New Borrower), according to the terms of the Security Agreement and other applicable Loan Documents, and hereby Lender’s filing of such UCC financing statements as are necessary or appropriate, in Lender’s discretion, to perfect Lender’s security interest in the Collateral. Without limiting the generality of the forgoing, all obligations of the New Borrower and the Existing Borrowers, whether now existing or hereafter arising, to the Lender shall be deemed to be “Obligations” under and as defined in the Security Agreement.

(c) The parties acknowledge and agree that the intent of this Joinder is for the New Borrower to become a borrower under the Loan Documents between the Lender and the Existing Borrowers (or any Existing Borrower), with all rights and obligations of a borrower thereunder, including the right to borrow thereunder and the obligation to comply with all covenants therein. The New Borrower and Existing Borrowers hereby agree to execute and deliver such other agreements, instruments, or other documents as reasonably necessary to give effect to the intent of the parties.

ARTICLE THREE

CLOSING CONDITIONS; CONSENT

Section 3.1 Closing Conditions.

The effectiveness of this Joinder and the Lender’s consent is subject to fulfillment of the following conditions precedent:

(a) The Borrowers shall have executed and delivered to the Lender this Joinder, all in form and substance satisfactory to the Lender in the Lender’s discretion;

(b) All representations and warranties of the Borrowers herein and in the Loan Documents shall be true and accurate in all respects; and

(c) The Borrowers shall reimburse the Lender for its reasonable costs and expenses, including the fees and expenses of outside legal counsel to the Lender, in connection with the preparation and closing under this Joinder, to be paid within 5 days of presentation of a statement for such fees and expenses.

Section 3.2 Consent.

Upon the effectiveness of this Joinder, the Lender hereby consents to the Assignment.

Section 4.1 Continuing Effect.

ARTICLE FOUR

MISCELLANEOUS

The provisions of the Loan Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. All Collateral of the Borrowers shall continue to be pledged to the Lender, and serve as collateral for all of the Obligations of the Borrowers to the Lender. This Joinder is only a modification and supplement to the Loan Documents and is not a novation of any Loan Document. All agreements, representations and warranties contained in the Loan Documents shall survive the execution and delivery of this Joinder, and any investigation at any time made by the Lender.

Section 4.2 Miscellaneous.

This Joinder is and shall be deemed to be made under and pursuant to the laws of the State of Delaware and shall, in all respects, be governed, construed, applied and enforced in accordance with the laws of that state. In the event that any provision or clause of this Joinder conflicts with applicable law, such conflict shall not affect other provisions which can be given effect without the conflicting provisions, and to this end the provisions of this Joinder are declared to be severable. This Joinder shall be binding upon the Borrowers and their successors and assigns and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns. The Existing Borrowers and New Borrower have voluntarily entered into this Joinder without coercion or duress of any kind, have been duly authorized to enter into the Joinder, have authorized the signer below on their behalf, and have been or have had the opportunity to have been represented by legal counsel of their choosing. This Joinder may be executed in one or more counterparts (including by facsimile or other electronic transmission), which taken together shall constitute one single integrated agreement. Each Borrower agrees and acknowledges that while Paul Frank + Collins P.C. represents the Borrowers with respect to certain other legal and regulatory matters, it is representing, with each Borrower’s consent, Lender in connection with this Joinder and the transactions contemplated hereby, and that Borrowers have been advised to seek and have sought independent counsel in connection with this Joinder and such transactions.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

MAVERICK LIFESTYLE INC.,
as New Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MAVERICK COLLECTIVE INC.,
as Existing Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK TOBACCO MANUFACTURING LLC,
as Existing Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK TOBACCO IMPORTERS LLC,
as Existing Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK RESEARCH LLC,
as Existing Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK FARMS LLC,
as Existing Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

GREENER & WILDER LLC,
as Existing Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK DISTRIBUTION LLC,
as Existing Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK HOLDINGS LLC,
as Existing Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK DISTRO LLC,
as Existing Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

NORTH CAROLINA TOBACCO MANUFACTURING LLC,
as Existing Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

NORTH CAROLINA TOBACCO IMPORTERS, LLC,
as Existing Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

21ST CENTURY BRANDS DISTRIBUTING LLC,
as Existing Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

BH GROUP, LLC,
as Lender

By:	/s/ Moshe Mueller
Name:	Moshe Mueller
Title:	Duly Authorized Agent